UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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SECUREALERT, INC.

(Name of the Registrant as Specified In Its Charter)

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SECUREALERT, INC.
150 West Civic Center Drive, Suite 100
Sandy, Utah 84070

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of SecureAlert, Inc.:

The annual meeting (the “Annual Meeting”) of shareholders of SecureAlert, Inc., a Utah corporation (the “Company”) will be held at the Company’s offices, located at 150 West Civic Center Drive, Suite 100, Sandy, Utah 84070, on Thursday, February 28, 2013, at 11:00 a.m., Mountain Standard Time.  The meeting will be convened for the following purposes:

(1)	To elect six director nominees described in the Proxy Statement to serve until the next Annual Meeting of Shareholders and the election and qualification of their successors;

(2)
To approve an amendment (the “Reverse Split Amendment”) to our Articles of Incorporation to effect, in the discretion of our Board of Directors, a reverse stock split of common stock at any time prior to next year’s Annual Meeting of Shareholders at a reverse split ratio in the range of between 1-for-200 and 1-for-400, which specific ratio will be determined by our Board of Directors (the “Reverse Stock Split”).  The Reverse Split Amendment will not be implemented and the Reverse Stock Split will not occur unless the Board of Directors determines that it is in the best interests of the Company and its shareholders to implement the Reverse Stock Split.

(3)
To approve an amendment to our Articles of Incorporation (the “Authorized Share Reduction Amendment”) to decrease the number of shares of Common Stock that the Company is authorized to issue from 1,250,000,000 to 15,000,000 shares.  The Authorized Share Reduction Amendment will not be implemented and the decrease in authorized shares of Common Stock will not occur unless the Reverse Stock Split is approved by shareholders and implemented by the Board of Directors;

(4)	To consider an advisory vote on executive compensation;

(5)	To consider an advisory vote on the frequency of future advisory votes on executive compensation;

(6)	To ratify the selection of Hansen Barnett & Maxwell, P.C. as our independent registered public accountant for the year ended September 30, 2013; and

(7)	To transact such other business as may properly come before the Annual Meeting and at any adjournments thereof.

Only holders of record of the Company’s Common Stock and the Company’s Series D Convertible Preferred Stock at the close of business on January 2, 2013 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

Even if you now expect to attend the Annual Meeting, you are requested to mark, sign, date, and return the accompanying proxy card by fax or by mail.  If you attend the Annual Meeting, you may vote in person, whether or not you have sent in your proxy.  A proxy may be revoked at any time prior to the voting thereof.

By Order of the Board of Directors

/s/ Gordon Jesperson
Gordon Jesperson, Corporate Secretary
Sandy, Utah
December 19, 2012

This Notice of 2013 Annual Meeting and the attached Proxy Statement dated December19, 2012 should be read in combination with the Company’s annual report on Form 10-K, for the fiscal year ended September 30, 2012.  Collectively, these documents contain all of the information and disclosures required in connection with the 2013 Annual Meeting of Shareholders.  Copies of all these materials can be found at www.securealert.com/sec_filings/2013annualmeeting.

SECUREALERT, INC.
150 West Civic Center Drive, Suite 100
Sandy, Utah 84070

PROXY STATEMENT
December 19, 2012

This Proxy Statement is furnished to the shareholders of SecureAlert, Inc., a Utah corporation (the “Company”) in connection with the solicitation on behalf of the Board of Directors (the “Board”) of proxies for use at the annual meeting of shareholders (the “Annual Meeting”) to be held at the Company’s offices, located at 150 West Civic Center Drive, Suite 100, Sandy, Utah 84070, on Thursday, February 28, 2013 at 11:00 a.m., Mountain Standard Time, and at any adjournments thereof.

This Proxy Statement and the enclosed form of proxy, together with a copy of the Company’s Annual Report on Form 10-K for the year ended September 30, 2012, (“Annual Report”) are first being made available to shareholders on or about January 16, 2013, and the cost of soliciting proxies in the enclosed form will be borne by the Company.  Proxies may be solicited by personal interview, telephone, facsimile and electronic means.  Banks, brokerage houses and other nominees or fiduciaries have been requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies, and the Company will, upon request, reimburse them for their expenses in so acting.

Important Notice of Internet Availability of Proxy Statement and Related Materials

As permitted by the federal securities laws, we are making this Proxy Statement and our Annual Report available to our shareholders primarily via the Internet instead of mailing printed copies of these materials to each shareholder.  On or about January 16, 2013, we intend to mail to our shareholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability, or “Notice,” containing instructions on how to access these materials, including the Proxy Statement and Annual Report.  This Proxy Statement and the Annual Report are available on the Internet at: www.securealert.com/sec_filings/2013annualmeeting.

Although you may have received a Notice by mail, you will not receive a printed copy of the Annual Meeting materials by mail unless you request printed materials.  If you wish to receive printed materials, you should follow the instructions for requesting such materials contained in the Notice.

QUESTIONS AND ANSWERS ABOUT THE PROXY
MATERIALS AND OUR 2013 ANNUAL MEETING

Q:           What is the purpose of the Annual Meeting?
A:           This is the Annual Meeting of Shareholders held pursuant to our Bylaws and the Utah Revised Business Corporations Act.  The Annual Meeting is being held to permit our shareholders to consider and vote upon:

(1)           the election of six directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected;

(2)           the approval of an amendment to our Articles of Incorporation to effect, in the discretion of our Board of Directors, a reverse stock split of Common Stock at any time prior to next year’s annual meeting of shareholders at a reverse split ratio in the rate of between 1-for-200 and 1-for-400, which specific ratio will be determined by our Board of Directors (the “Reverse Stock Split”) and which, when effected, will reduce the number of shares of our Common Stock then outstanding (the “Reverse Stock Split Amendment”);

(3)           approval of an amendment to our Articles of Incorporation to decrease the number of shares of Common Stock that the Company is authorized to issue from 1,250,000,000 to 15,000,000 shares to be implemented only if the Reverse Stock Split is approved by shareholders and implemented by the Board of Directors (the “Authorized Share Reduction Amendment”);

(4)           an advisory vote on executive compensation;

(5)           an advisory vote on the frequency of future advisory votes on executive compensation; and

(6)           the ratification of the selection of Hansen Barnett & Maxwell, P.C. as our independent registered public accountant for the fiscal year ending September 30, 2013.

Q:           What is the Board’s Recommendation regarding these proposals?
A:           The Board’s recommendations are set forth together with a description of the proposals in this Proxy Statement. In summary, the Board recommends that you vote:

•           FOR the election of the director nominees named in this Proxy Statement to serve on our Board as described under “Election of Directors;”

•           FOR the approval of the Reverse Stock Split Amendment (see Proposal No. 2);

•           FOR the approval of the Authorized Share Reduction Amendment.  The amendment will not be implemented and the decrease in authorized shares of Common Stock will not occur unless the Reverse Stock Split is approved by shareholders and implemented by the Board of Directors  (see Proposal No. 3);

•           FOR the approval, on an advisory basis, of the compensation of the named executive officers as disclosed in this Proxy Statement (Proposal No. 4);

•           FOR the approval, on an advisory basis, that future advisory votes on executive compensation occur every three years (Proposal No. 5); and

•           FOR the ratification of the selection of Hansen Barnett & Maxwell, P.C. as our independent registered public accountant for the year ending September 30, 2013 (see Proposal No. 6).

Q:           Who is entitled to vote at the Annual Meeting?
A:           Only holders of record of shares of Common Stock and holders of record of shares of Series D Preferred Stock as of the close of business (5:00 p.m., Eastern Standard Time) on January 2, 2013, the record date fixed by the Board (the “Record Date”), will be entitled to receive notice of and to vote at the Annual Meeting. As of November 30, 2012, there were 640,088,850 shares of Common Stock issued and outstanding and 48,763 shares of Series D Preferred stock issued and outstanding and convertible into 292,578,000 shares of Common Stock, for a total of 932,666,850 Common Stock equivalents available to vote.

Q:           What shares can I vote?
A:           You may vote all shares of SecureAlert Common Stock and all shares of SecureAlert Series D Preferred Stock owned by you as of the close of business on the Record Date. You may cast one vote per share of Common Stock that you held on the Record Date.  Each share of Series D Preferred Stock will vote on an as-converted basis at the conversion rate of 6,000 shares of Common Stock. A list of shareholders entitled to vote at the Annual Meeting will be available during ordinary business hours at the Company’s principal executive offices located at 150 W Civic Center Drive, Suite 100, Sandy, Utah 84070, for a period of at least 10 days prior to the Annual Meeting and at the Annual Meeting.

Q:           How can I vote my shares?
A:           You can vote your shares using one of the following methods:

•           Vote through the Internet at www.proxyvote.com using the instructions included in the Notice of Internet Availability, the proxy card, or voting instruction card;

•           Vote by telephone using the instructions on the proxy card or voting instruction card if you received a paper copy of the proxy materials;

•           Complete and return a written proxy or voting instruction card using the proxy card or voting instruction card if you received a paper copy of the proxy materials; or

•           Attend and vote in person at the meeting.  If your shares are held in street or account name by a broker and you intend to vote in person at the meeting, you will need a copy of your account statement and verification from your broker that you were the beneficial owner of the shares in the account as of the Record Date.

Internet and telephone voting are available 24 hours a day, and if you use one of those methods, you do not need to return a proxy or voting instruction card.  Unless you are planning to vote in person at the Annual Meeting, your vote must be received by 11:59 p.m. Eastern Standard Time, on February 27, 2013.

Even if you submit your vote by one of the first three methods mentioned above, you may still vote at the meeting if you are the record holder of your shares or hold a legal proxy from the record holder.  Your vote at the Annual Meeting will constitute a revocation of your earlier proxy or voting instructions.

Q:           How will my shares be voted if I return a blank proxy card?
A:           If you send in your proxy card, but do not specify how you want to vote your shares, your shares will be voted by the named proxies as follows:

(1)	FOR approval of the election of the director nominees named in this Proxy Statement to serve on our Board described under “Election of Directors”;

(2)	FOR approval of the Reverse Stock Amendment to our Articles of Incorporation to effect, in the discretion of our Board of Directors, the Reverse Stock Split;

(3)	FOR approval of the Authorized Share Reduction Amendment;

(4)	FOR approval on an advisory basis of the compensation of the named executive officers, as disclosed herein;

(5)	FOR approval on an advisory basis of shareholder advisory votes on executive compensation every three years;

(6)	FOR the ratification of the selection of Hansen Barnett & Maxwell, P.C. as our independent registered public accountant for the year ending September 30, 2013; and

(7)	In the discretion of the persons named in the enclosed proxy, on any other matters that may properly come before the Annual Meeting.

Q:           What happens if additional matters are presented at the Annual Meeting?
A:           Other than the six proposals described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Chad Olsen, Chief Financial Officer and Gordon O. Jesperson, General Counsel, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

Q:           Who will count the votes?
A:           A representative of the Company will be appointed at the Annual Meeting to tabulate the votes and act as Inspector of Elections.

Q:           Where can I find the voting results of the Annual Meeting?
A:           We will announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K filed with the Securities and Exchange Commission within four business days following the Annual Meeting. In addition, a report of the final votes will be made available on our corporate website at www.securealert.com.

Q:           Who will bear the cost of soliciting votes for the Annual Meeting?
A:           The solicitation of proxies will be conducted primarily by mail, and the Company will bear all attendant costs.  These costs will include the expense of preparing and mailing proxy solicitation materials for the Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of our Common Stock. We may conduct further solicitation personally, telephonically, through the Internet or by facsimile through our officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation. We may generate other expenses in connection with the solicitation of proxies for the Annual Meeting, which we will pay.

Q:           May I propose matters for consideration at next year’s Annual Meeting or nominate individuals to serve as directors?
A:           Yes. If you wish to propose a matter for consideration at the next Annual Meeting of Shareholders or if you wish to nominate a person for election as a director of the Company, see the information set forth in “Shareholder Proposals” below.

Q:           What do I need for admission to the Annual Meeting?
A:           You are entitled to attend the Annual Meeting only if you are a shareholder of record or a beneficial owner as of the Record Date, or you hold a valid proxy for the Annual Meeting from a shareholder of record. You should be prepared to present photo identification for admittance.  If you are the shareholder of record, your name will be verified against the list of shareholders of record prior to your being admitted to the Annual Meeting. If you hold your shares in street name, you must provide proof of beneficial ownership on the Record Date, such as a brokerage account statement showing that you owned SecureAlert stock as of the Record Date, a copy of the Voting Instruction Form provided by your broker, bank or other nominee, or other similar evidence of ownership as of the Record Date. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the Annual Meeting.

QUORUM AND VOTING REQUIREMENTS

Quorum Requirement

A majority of the votes of a voting group entitled to be cast at the Annual Meeting on all matters constitutes a quorum of that voting group.  If you submit a properly completed proxy or if you appear at the Annual Meeting to vote in person, your shares will be considered part of the quorum.  Directions to withhold authority to vote for any director, abstentions and broker non-votes (described below) will be counted to determine if a quorum for the transaction of business is present.  Once a quorum is present, voting on specific proposals may proceed.  If less than a quorum of our shares is represented at the Annual Meeting, a majority of the shares actually represented may adjourn the meeting without further notice for a period not to exceed 30 days at any one adjournment.  At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the Annual Meeting as originally notified.  Once a share is represented for any purpose at the Annual Meeting, including the purpose of determining that a quorum exists, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof, unless a new record date is set for the adjourned meeting.  The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of shareholders so that less than a quorum remains.

Record Date and Voting Power

The Company has fixed the close of business (5:00 p.m. Eastern Standard Time) on January 2, 2013 as the “Record Date” to determine those shares eligible to vote at the Annual Meeting.  Only persons holding shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) or Series D Convertible Preferred Stock (“Series D Preferred Stock”) as of January 2, 2013, are entitled to vote at the meeting.  On November 30, 2012, there were 640,088,850 shares of Common Stock issued and outstanding and 48,763 shares of Series D Preferred Stock issued and outstanding.  At the Annual Meeting, each share of Common Stock of the Company is entitled to one vote per share.  Each share of Series D Preferred Stock when voted as a class is entitled to one vote per share and when voted with the Common Stock, on an as-converted basis, votes at the conversion rate of 6,000 shares of Common Stock.  Voting on an as-converted basis with the Common Stock, the holders of the Series D Preferred Stock as a class hold the equivalent of 292,578,000 shares of Common Stock, out of a total of 932,666,850 common share equivalents available to vote.

Vote Required

Assuming the presence of a quorum, the affirmative vote of (1) a plurality of the votes cast at the Annual Meeting (in person or by proxy) is required for the election of directors, (cumulative voting is not allowed), (2) holders of a majority of the Common Stock present at the Annual Meeting (in person or by proxy) and entitled to vote is required to approve the proposals regarding the Reverse Stock Split and the Authorized Share Reduction Amendments, as well as the ratification of the selection of Hansen Barnett & Maxwell, P.C. as our independent registered public accounting firm.

The advisory vote on executive compensation will be decided by the affirmative vote of a majority of the shares, present in person or represented by proxy, and entitled to vote at the Annual Meeting. The advisory vote on executive compensation is a non-binding advisory vote; however, the Compensation Committee and Board of Directors intend to consider the outcome of the vote when considering future executive compensation decisions.  Abstentions will be considered shares entitled to vote in the tabulation of votes cast on this proposal, and will have the same effect as negative votes. Broker non-votes are not counted for the purpose of determining whether a matter has been approved.

The advisory vote on the frequency of the advisory vote on executive compensation will be decided by the alternative receiving the affirmative vote of the highest number of shares, present in person or represented by proxy, and entitled to vote at the Annual Meeting. Because the advisory vote on the frequency of the advisory vote on executive compensation is a non-binding advisory vote, the Board may decide that it is in the best interests of shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by the shareholders.

Effect of Abstentions and Broker Non-Votes

Because the election of directors is determined on the basis of a plurality of the votes cast, abstentions have no effect on the election of directors.  However, because the approval of a majority of shares present and entitled to vote is required to approve the adoption of the two amendments to our Articles of Incorporation and the ratification of the selection of our independent registered public accounting firm, abstentions have the same effect as a vote against these proposals.

If you hold shares through a broker or other nominee, your broker or nominee is permitted to exercise voting discretion only with respect to certain, routine matters.  Broker non-votes are shares held by brokers or other nominees that do not have discretionary voting authority with respect to a matter and have not received specific voting instructions from the beneficial owner.  Broker non-votes will be counted for purposes of establishing a quorum but will otherwise have no effect on the outcome of the vote on any of the matters presented for your vote, except as described above.

How You Can Vote

You can vote your shares using one of the following methods:

•	Vote through the Internet at www.proxyvote.com using the instructions included in the Notice of Internet Availability, the proxy card, or voting instruction card;

•	Vote by telephone using the instructions on the proxy card or voting instruction card if you received a paper copy of the proxy materials;

•	Complete and return a written proxy or voting instruction card using the proxy card or voting instruction card if you received a paper copy of the proxy materials; or

•
Attend and vote in person at the meeting.  If your shares are held in street or account name by a broker and you intend to vote in person at the meeting, you will need a copy of your account statement and verification from your broker that you were the beneficial owner of the shares in the account as of the Record Date.

Internet and telephone voting are available 24 hours a day, and if you use one of those methods, you do not need to return a proxy or voting instruction card.  Unless you are planning to vote in person at the Annual Meeting, your vote must be received by 11:59 p.m. Eastern Standard Time, on February 27, 2013.

Even if you submit your vote by one of the first three methods mentioned above, you may still vote at the meeting if you are the record holder of your shares or hold a legal proxy from the record holder.  Your vote at the Annual Meeting will constitute a revocation of your earlier proxy or voting instructions.

You May Revoke or Change Your Vote

You may revoke a proxy at any time prior to its exercise by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date.  A shareholder who votes in person at the Annual Meeting in a manner inconsistent with a proxy previously filed on the shareholder’s behalf will be deemed to have revoked such proxy as it relates to the matter voted upon in person.  Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

The Company’s Articles of Incorporation provide that the Board shall consist of a minimum of three and a maximum of nine directors.  The Board currently consists of nine members: Messrs. David P. Hanlon, David S. Boone, Rene Klinkhammer, Dan Mabey, Antonio J. Rodriquez, Larry G. Schafran, George F. Schmitt, Winfried Kunz, and Guy Dubois.

The Board has fixed the number of directors to be elected at the Annual Meeting at six.  Each director elected at the Annual Meeting will hold office for a one-year term until the next Annual Meeting of Shareholders or until his successor is duly elected, unless prior thereto the director resigns or the director’s office becomes vacant by reason of death or other cause.  If any such person is unable or unwilling to serve as a nominee for the office of director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, and the Board may be reduced accordingly.  The Board has no reason to believe that any of such nominees will be unwilling or unable to serve if elected as a director.

Nominee Biographies

Following are the names and ages of each nominee for election as a director, the principal occupation of each, the year in which each was first elected or nominated as a director of the Company, the business experience of each nominee for at least the past five years and certain other information concerning each of the nominees.  Each of the nominees is currently serving on our Board of Directors and all six have been nominated by the Nominating Committee of the Board of Directors.

George F. Schmitt
Principal Occupation: CEO – MBTH Technology Holdings
Age 69
Director since 2011

Mr. Schmitt is a director and CEO of MBTH Technology Holdings.  He has held this position since December, 2010.  Mr. Schmitt is also a director of XG Technology, Inc. a publicly traded company, Kentrox and Calient.  Mr. Schmitt previously served as a director of TeleAtlas, Objective Systems Integrators, Omnipoint and LHS Group.  Mr. Schmitt is a principal of Sierra Sunset II, LLC and serves as a Trustee of St. Mary’s College.  Previously, Mr. Schmitt was CEO and a director of espire communications which filed Chapter 11 bankruptcy 10 years ago.  In addition, Mr. Schmitt has served as a director of many privately held companies including Voice Objects, Knowledge Adventure, Jungo and Cybergate, among others.  Mr. Schmitt has also served as Financial Vice President of Pacific Telesis and chaired the audit committee of Objective Systems Integrations and TeleATLAS.  Mr. Schmitt received an M.S. in Management from Stanford University, where he was a Sloan Fellow, and a B.A. in Political Science from Saint Mary’s College.  The Nominating Committee recognizes the benefit to the Board of Directors and to the Company of Mr. Schmitt’s service as a member of the boards of directors of various companies and his extensive experience in the telecommunications industry.

Winfried Kunz
Principal Occupation: Managing Partner – Asecon GmbH
Age 47
Director since 2011

Mr. Kunz is a citizen of Switzerland and has studied Business Administration and Economics from 1984 -1989 at the Universities in Munich and Cologne.  In 1985 he started working as a system analyst and from 1987 – 1998 as a management consultant for German, British and American companies in the information technology business, where he served in executive positions.  Mr. Kunz worked as an executive at Precision Software Ltd., Contract Software International Inc., and Symantec Corp.  For more than 15 years, Mr. Kunz has worked as an independent consultant and managing partner of Asecon GmbH, a company he founded in 1997, developing and implementing investor innovative business models for residential properties with a focus in Munich for his own portfolio and for third parties.  For more than 10 years he has been a consultant to JK Wohnbau GmbH, a Munich-based real estate developer, where he served as COO from 2009 until the company’s initial public offering in 2010.  For the last two years, Mr. Kunz has worked with SecureAlert as an investor.  In nominating Mr. Kunz, the Board of Directors recognizes his extensive experience in the information technology industry and his international business expertise, as well as his finance and operational expertise.

Guy Dubois
Principal Occupation: Director – Tetra House Pte. Ltd.
Age 54
Director since 2012

Mr. Dubois is a Director at Singapore-based Tetra House Pte. Ltd., that provides consulting and advisory services worldwide.  Mr. Dubois was Chief Executive Officer of gategroup AG from September 2008 until April 2011. He previously held the positions of President, Executive Vice President Finance and Administration, Chief Administrative Officer and Chief Financial Officer of Gate Gourmet Holding LLC. He has served as a manager of the Board of Managers of Gate Gourmet Holding LLC from March 2007 until April 2011 and as a member of the Board of gategroup AG from February 2008 until April 2011.  Prior to joining Gate Gourmet in July 2003, Mr. Dubois was Vice President Finance, Administration, Demand and Supply Chain for Roche’s Vitamins Inc. in New Jersey from 2000 to 2003. Prior to which he was Area Manager, Finance and Administration for Roche’s Vitamins Asia-Pacific Pte. Ltd. in Singapore from 1997 to 1999, and Finance Manager from 1995 to 1997. Mr. Dubois worked in corporate finance for Hoffman-La Roche in 1994.  Mr. Dubois also served on the European Organization for Nuclear Research (CERN) team in Switzerland in various roles, including Treasurer and Chief Accountant, Manager General Accounting and Financial Accountant from 1989 to 1994.  He also worked with IBM in Sweden from 1984 to 1988 as Product Support Specialist for Financial Applications.  He attended the Limburg Business School in Diepenbeek, Belgium, and has a degree in Financial Science and Accountancy.  Mr. Dubois is a Belgian citizen.  The Board believes that Mr. Dubois’ financial and operational experience will be a tremendous asset to the Company as a member of the Board of Directors.

Mr. Dubois’ appointment to the Board of Directors is part of a potential financing arrangement with Sapinda Asia Ltd. (“Sapinda”) whereby Sapinda will loan funds to the Registrant.  A requirement of the proposed financing arrangement with Sapinda is the appointment of a representative of Tetra House Pte. Ltd., which is owned by Mr. Dubois.

An executive of gategroup holdings AG, an airline catering company headquartered in Switzerland, was convicted in a Danish court in September 2012 of fraud and embezzlement involving company assets.  Mr. Dubois, who was Chief Executive Officer of the company at the time the executive committed the acts leading to her conviction, voluntarily resigned from gategroup holdings AG in 2011.  The Zurich State Prosecutor initiated an investigation in 2011 focused on whether other individuals, including Mr. Dubois were aware of or benefitted personally from the fraud and embezzlement that occurred.  Mr. Dubois, who has indicated he was unaware of any of these activities at the time they were being committed, has been cooperating with that investigation.

Rene Klinkhammer
Principal Occupation: Director for Sapinda Deutschland GmbH
Age 32
Director since 2010

Mr. Klinkhammer is a resident of Germany.  He graduated from European Business School, Oestrich-Winkel, Germany, in 2004, with an MBA-equivalent degree in business administration.  His majors were Banking, Finance and International Management.  After graduating, Mr. Klinkhammer joined Deutsche Bank’s Investment Banking Division as an analyst in the Corporate Finance Advisory Group, specializing in mergers and acquisitions, along with debt and equity financing transactions for larger German clients of the bank.  In 2007, Mr. Klinkhammer joined Sapinda Group, a privately-owned investment company with offices in Amsterdam, Berlin, London and other major cities around the world.  For the past five years, Mr. Klinkhammer has worked with the Company as both an investor and advisor.  Mr. Klinkhammer is a member of the Compensation Committee of our Board of Directors.  The Nominating Committee considered Mr. Klinkhammer’s finance background to be an important qualification for his service as a member of the Board.

Dan L. Mabey
Principal Occupation:  President of Bighorn Oil and Gas
Age 62
Director since 2011

Mr. Mabey is the President of Bighorn Oil and Gas, an energy development company (Casper Wyoming), and he has served in both public and private company leadership positions in the high-tech industry including President of 1-2-1 View digital signage company (Singapore), Chief Operating Officer and Director of In Media Corporation IPTV service company (California), President of Interactive Devices, Inc. a video compression company (Folsom, California) and Vice President of Broadcast International, a satellite broadcast company ( Salt Lake City, Utah).  From 1990 until 2002, Mr. Mabey was Director of the State of Utah Department of Economic Development International Business Development Office, growing Utah exports from $700 million to $3.6 billion a year. He helped recruit the 2002 Winter Olympics, and managed international business development for the games. Throughout his career, Mr. Mabey has been active in civic and community organizations and is the recipient of numerous service awards. He is also the co-inventor or lead inventor on six patents and the sole inventor of a seventh.  Mr. Mabey received a Masters of Public Administration (MPA) degree from Idaho State University in 1978 and a B.A. degree from Boise State University in 1974.  Mr. Mabey is a member of the Nominating Committee.  The Board of Directors considers Mr. Mabey's extensive international business experience to be an important qualification for his continuing service as a Board member.

David S. Boone
Principal Occupation:  President and CEO of Paranet Solutions
Age 52
Director since 2011

Mr. Boone was recently appointed CEO of paranet Solutions in Dallas, Texas.  Mr. Boone has served in executive roles with a variety of publicly traded and start-up organizations including Kraft General Foods, Sears, PepsiCo, Safeway and Belo Corporation, as well as serving as the CFO of Intira Corporation.  In addition, he has served as a consultant with the Boston Consulting Group.  Mr. Boone served as CEO, President and Director of American CareSource Holdings from 2005 to 2011, a NASDAQ traded company.  In addition, he was the 2009 Ernst and Young Entrepreneur of the Year winner for Health Care in the Southwest Region. Mr. Boone serves on a number of private company Boards and serves on the Board of the Texas Kidney Foundation. Mr. Boone graduated from the University of Illinois, cum laude, in 1983 majoring in accounting.  Mr. Boone is a Certified Public Accountant.  He received his master’s degree in business administration from Harvard in 1989.  Mr. Boone serves on the Audit Committee and chairs the Finance Committee of our Board of Directors.  The Nominating Committee considers Mr. Boone’s financial experience and business experience to be an important qualification for his service on the Board and the Audit and Finance Committees.

Director Qualifications

In nominating individuals to become members of the Company’s Board of Directors, the Nominating Committee of the Board of Directors strives to achieve Board participation that represents a diverse mix of skills, qualifications, experience, perspectives, talents, backgrounds and education that will assist the Board of Directors in fulfilling its responsibilities, oversee management’s execution of strategic objectives, and represent the interests of all of the Company’s shareholders.

As of the date of this Proxy Statement, our Common Stock is not listed on any exchange and we are not currently subject to corporate governance standards of listed companies, which require, among other things, that the majority of the Board of Directors be independent.  While we are not currently subject to corporate governance standards relating to the independence of our directors, we choose to define an “independent” director in accordance with the NASDAQ Capital Market’s requirements for independent directors (Marketplace Rule 5605(a)(2)), which includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company.  Three of the six members of the Company’s Board of Directors, if elected, will be considered “independent directors” as such term is defined in NASDAQ Rule 4200(a)(15).  These independent directors include David Boone, Winfried Kunz, and George Schmitt.

Further information about the Company’s corporate governance practices, the responsibilities and functioning of the Board and its committees, director compensation and related party transactions is found throughout this Proxy Statement.

If any nominee should decline or be unable to serve for any reason, votes will instead be cast for a substitute nominee designated by the Board.  The Board has no reason to believe that any nominee will decline to be a candidate or, if elected, will be unable or unwilling to serve.  The Company’s directors are elected by a plurality vote.  Unless authority is withheld, the persons named in the enclosed proxy will vote the shares represented by the proxies received for the election of the six (6) nominees named above. The directors elected will serve one-year terms until the next Annual Meeting of Shareholders and their respective successors are elected or appointed and qualified.

BIOGRAPHY OF CHIEF FINANCIAL OFFICER

Chad D. Olsen
Principal Occupation: Chief Financial Officer
Age 41

Mr. Olsen became our Chief Financial Officer in 2010.  Prior to his appointment as Chief Financial Officer, Mr. Olsen served as our corporate controller from 2001.  From 1992 to 1997, Mr. Olsen worked in the banking and investment industry where he assisted clients with tax, investment and banking services.  From 1997 to 2001, Mr. Olsen worked with a certified public accounting firm performing tax, auditing, and business advisory services.  Additionally, Mr. Olsen owned and operated his own accounting practice performing tax, accounting, and consulting services.  Mr. Olsen received a Bachelor of Science Degree in Accounting from Brigham Young University.

BOARD OF DIRECTORS AND COMMITTEES

Election and Meetings

Directors currently hold office until the next Annual Meeting of Shareholders and until their successors have been elected or appointed and duly qualified.  Executive officers are appointed by the Board of Directors and hold office until their successors are appointed and duly qualified.  Vacancies on the Board which are created by the retirement, resignation or removal of a director may be filled by the vote of the remaining members of the Board, with such new director serving the remainder of the term or until his/her successor shall be elected and qualify.

The Board of Directors is elected by and is accountable to our shareholders.  The Board establishes policy and provides strategic direction, oversight, and control.  The Board met 24 times during fiscal year 2012.  All directors attended at least 75 percent of the meetings of the Board and the committees of the Board of Directors, of which they are members.

Director Independence

The current members of our Board of Directors are David Boone, Guy Dubois, David P. Hanlon, Rene Klinkhammer, Winfried Kunz, Dan Mabey, Antonio Rodriquez, Larry G. Schafran, and George Schmitt.  The Board of Directors has determined that the following current members of the Board are independent directors, in accordance with the director independence standards of the NASDAQ Stock Market, including NASDAQ Rule 4200(a)(15): David Boone, David P. Hanlon, Winfried Kunz, Antonio Rodriquez, Larry G. Schafran and George Schmitt.  The independent directors meet from time to time in executive session.  The Board has not appointed a lead independent director.  Messrs. Hanlon, Rodriquez, and Schafran are retiring from the Board and the Nominating Committee has put forward six nominees (Messrs. Boone, Dubois, Kunz, Mabey, Klinkhammer and Schmitt), effectively reducing the size of the Board from nine members to six members. If elected, the following will be considered independent directors: David Boone, Winfried Kunz and George Schmitt.

Board Committees

The Board of Directors has a separately-designated standing Audit Committee, Compensation Committee, Executive Committee, Oversight Committee and Nominating Committee.  These committees assist the Board of Directors to perform its responsibilities and make informed decisions.

Audit Committee

The primary duties of the Audit Committee are to oversee (i) management’s conduct of the Company’s financial reporting process, including reviewing the financial reports and other financial information provided by the Company, and reviewing the Company’s systems of internal accounting and financial controls, (ii) the Company’s independent auditors’ qualifications and independence and the audit and non-audit services provided to the Company and (iii) the engagement and performance of the Company’s independent auditors.  The Audit Committee assists the Board in providing oversight as to the Company’s financial and related activities, including capital market transactions. The Audit Committee has a charter, a copy of which is available on the Company’s website at www.securealert.com.

The Audit Committee meets with our Chief Financial Officer and with our independent registered public accounting firm and evaluates the responses by the Chief Financial Officer both to the facts presented and to the judgments made by our independent registered public accounting firm.  The Audit Committee met four times during fiscal year 2012 and all members of the Audit Committee attended at least 75 percent of the committee’s meetings.  Members of the Audit Committee during 2012 were Larry Schafran (Chairman), George Schmitt, and David Boone.

Each member of the Audit Committee satisfies the definition of independent director as established in the NASDAQ Listing Standards.  All of the members of the Audit Committee are financially literate.  In accordance with Section 407 of the Sarbanes-Oxley Act of 2002, the Board of Directors designated Mr. Schafran as the Audit Committee’s “Audit Committee Financial Expert” as defined by the applicable regulations promulgated by the Securities and Exchange Commission.  Mr. Schafran is not a nominee for director at the Annual Meeting and will step down at the time his successor is elected, at which time the Board will designate another “Audit Committee Financial Expert.”

Executive Committee

The Executive Committee members are Winfried Kunz and George Schmitt.  The Executive Committee was established by the Board of Directors upon the departure of the Company’s Chief Executive Officer in October 2012.  Until such time as a new Chief Executive Officer has been identified and hired by the Company, the Executive Committee will work with management to exercise the executive authority within the Company.  The Executive Committee meets as needed, typically weekly.

Oversight Committee

The Oversight Committee members are Winfried Kunz, George Schmitt and Guy Dubois.  The Oversight Committee was established by the Board of Directors in February 2012 with Messrs. Kunz and Schmitt as members.  Mr. Dubois was appointed to the committee in November 2012, when he became a member of the Board of Directors, filling the vacancy created with the resignation of John L. Hastings, III, in October 2012.  The primary duties of the Oversight Committee are to oversee operations, assist management with cash management, expense reductions, capital needs and oversight of all management activities.  The Oversight Committee meets as needed, typically bi-monthly.

Compensation Committee

The Compensation Committee is chaired by Mr. Kunz.  Messrs. Schmitt and Klinkhammer are also members of the Compensation Committee.  The Compensation Committee met two times during fiscal year 2012.  Members of the Compensation Committee are appointed by the Board of Directors. Mr. Kunz and Mr. Schmitt are independent directors under applicable NASDAQ rules.  The Compensation Committee is governed by a charter approved by the Board of Directors, a copy of which is available on the Company’s website www.securealert.com.

The Compensation Committee has responsibility for developing and maintaining an executive compensation policy that creates a direct relationship between pay levels and corporate performance and returns to shareholders.  The Committee monitors the results of such policy to assure that the compensation payable to our executive officers provides overall competitive pay levels, creates proper incentives to enhance shareholder value, rewards superior performance, and is justified by the returns available to shareholders.

The Compensation Committee also acts on behalf of the Board of Directors in administering compensation plans approved by the Board, in a manner consistent with the terms of such plans (including, as applicable, the granting of stock options, restricted stock, stock units and other awards, the review of performance goals established before the start of the relevant plan year, and the determination of performance compared to the goals at the end of the plan year).  The Committee reviews and makes recommendations to the Board with respect to new compensation incentive plans and equity-based plans; reviews and recommends the compensation of the Company’s directors to the full Board for approval; and reviews and makes recommendations to the Board on changes in major benefit programs of executive officers of the Company.

Nominating Committee

Winfried Kunz serves as the chair of the Nominating Committee.  Larry Schafran and Dan Mabey also currently serve as members of this committee.  The Nominating Committee has the responsibility for identifying and recommending candidates to fill vacant and newly created Board positions, setting corporate governance guidelines regarding director qualifications and responsibilities, and planning for senior management succession.

The Nominating Committee is required to review the qualifications and backgrounds of all directors and nominees (without regard to whether a nominee has been recommended by shareholders), as well as the overall composition of the Board of Directors, and recommend a slate of directors to be nominated for election at the Annual Meeting of Shareholders, or, in the case of a vacancy on the Board of Directors, recommend a director to be elected by the Board to fill such vacancy.  The Nominating Committee held three meetings during fiscal 2012.  Mr. Schafran will not stand for election at the Annual Meeting.

Code of Ethics

We have established a Code of Business Ethics that applies to our officers, directors and employees.  The Code of Business Ethics contains general guidelines for conducting our business consistent with the highest standards of business ethics, and is intended to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.  We will post on our website www.securealert.com any amendments to or waivers from a provision of our Code of Business Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions and that relates to any element of the Code of Business Ethics.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of Messrs. Klinkhammer, Kunz and Schmitt.  Messrs. Kunz and Schmitt have been determined by the Board of Directors to be independent directors.  No member of our Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries, and no director or executive officer of the Company is a director or executive officer of any other corporation that has a director or executive officer who is also a director of the Company.

Risk Oversight

Our Board has overall responsibility for the oversight of risk management at our Company.  Day-to-day risk management is the responsibility of management, which has implemented processes to identify, assess, manage and monitor risks that face our Company.  Our Board, either as a whole or through its Committees, regularly discusses with management our major risk exposures, their potential impact on our Company, and the steps we take to monitor and control such exposures.

While our Board has general oversight responsibility for risk at our Company, the Board has delegated some of its risk oversight duties to the various Board committees.  The Nominating Committee oversees risks related to corporate governance.  The Audit Committee is responsible for generally reviewing and discussing the Company’s policies and guidelines with respect to risk assessment and risk management.  It focuses on the management of financial risk exposure and oversees financial statement compliance and control environment risk exposure overseeing policies with respect to financial risk assessment.  The Audit Committee also considers financial risk management including, risks relating to liquidity, access to capital and macroeconomic trends and risks.  The Compensation Committee assists the Board in overseeing the management of risks arising from our compensation policies, and programs related to assessment, selection, succession planning, training and development of executives of the Company.  Each of the Board committees reviews these risks and then discusses the process and results with the full Board of Directors.

EXECUTIVE COMPENSATION

Our former President, Chief Operating Officer, and Chief Executive Officer, Mr. Hastings, was paid a base annual salary of $360,000.  Mr. Hastings resigned from the Company in October 2012. The amount of the base salary was determined after negotiations between Mr. Hastings and our Compensation Committee.  Factors considered in determining Mr. Hastings’ base salary included his background in the industries in which we operate; his educational and work background, and reviews of sample salaries at companies of comparable size and industry.

Effective September 30, 2011, the Board of Directors granted warrants to purchase 69,000,000 shares of Common Stock to executives of the Company, including Mr. Hastings and others of its executive officers and managers.  As of September 30, 2012, warrants to purchase 32,500,000 shares of Common Stock, previously issued and vested and unvested warrants held by executives to purchase 36,500,000 shares were cancelled. These warrants were granted to encourage retention of management and employees and to motivate them through stock appreciation.

During the fiscal year ended September 30, 2012, the Company cancelled unvested warrants held by six executives of the Company, including Mr. Hastings, for the purchase of 36,500,000 shares of Common Stock, and in turn issued a total of 24,340,000 restricted shares of Common Stock to the executives, which resulted in a total of vested warrants for the purchase of 32,500,000 shares of Common Stock held by such executives as of September 30, 2012.

Upon Mr. Hastings’ resignation as Chief Executive Officer in October 2012, the Board formed an Executive Committee consisting of Messrs. Schmitt and Kunz to fill the role of Chief Executive Officer on an interim basis.  The members of the Executive Committee are not compensated beyond normal director compensation for their service on the Executive Committee.

Summary Compensation Table

The following table summarizes the total compensation paid or earned by our principal executive officer who served during the year ended September 30, 2012, and two other most highly compensated executive officers whose compensation was more than $100,000 in the most recent fiscal year (the “Named Executive Officers”) and who served in the capacities indicated as of September 30, 2012.  Note that the Company paid no compensation in the form of non-equity incentive plan compensation and nonqualified deferred compensation to any Named Executive in any period and those columns are omitted from the following table.

( a )	( b )	( c )	( d )	( e )	( f )	( g )	( h )
Name and						All Other
Principal		Salary	Bonus	Stock Awards	Option Awards	Compensation	Total
Position	Year	( $ )	( $)	( $)	($ )	($ )	($ )

John L. Hastings, III (1)	2012	$ 360,000	$-	$372,000	$1,297,055	$120,075	$2,149,130
Chief Executive Officer,	2011	$ 325,000	$27,000	$137,500	$477,350	$237,919	$1,204,769
President, and
Chief Operating Officer

Chad D. Olsen (2)	2012	$ 192,000	$35,000	$124,000	$432,352	$42,195	$825,547
Chief Financial Officer	2011	$ 165,000	$4,000	$-	$159,117	$26,511	$354,628

Bernadette Suckel (3)	2012	$ 168,000	$35,000	$77,500	$270,219	$7,950	$558,669
Managing Director Global	2011	$ 125,400	$2,000	$-	$99,448	$10,653	$237,501
Customer Service

(1)
Mr. Hastings was our Chief Executive Officer from July 2011 until October 2012. During that period he also served as our President (from June 2008) and our Chief Operating Officer (from November 2008).  Column (e) includes 12,000,000 shares of Common Stock, valued on the date of grant at $372,000 and 275 shares of Series D Preferred Stock, valued on the date of grant at $137,500 issued to Mr. Hastings during the fiscal years ended September 30, 2012 and 2011, respectively.  These shares have been pledged as security by Mr. Hastings for a loan made to him by an officer of the Company.  Column (f) includes the fair value on the date of grant of certain common stock purchase warrants granted to Mr. Hastings in the years indicated.  As of September 30, 2012, the intrinsic value of these warrants was $0.  Of the amounts indicated for fiscal year 2012, $676,248 was attributable to the cancellation and return of warrants to the Company by Mr. Hastings.  Column (g) includes $120,075 of additional compensation paid by us for services and benefits on behalf of Mr. Hastings as part of his deferred sign-on package which was paid over the past three years, as well as payments for paid-time off, health, dental, vision, and life insurance.

(2)
Mr. Olsen became our Chief Financial Officer in January 2010. Prior to his appointment as Chief Financial Officer, Mr. Olsen was our controller.  Column (e) includes 4,000,000 shares of Common Stock valued on the date of grant at $124,000, issued to Mr. Olsen during the fiscal year ended September 30, 2012.  Column (f) includes the fair value on the date of grant of certain common stock purchase warrants granted to Mr. Olsen in the years indicated. As of September 30, 2012, the intrinsic value of these warrants was $0.  Of the amount indicated for fiscal year 2012, $225,561 was attributable to the cancellation and return of warrants to the Company by Mr. Olsen. Column (g) includes additional compensation for paid-time off, health, dental, life and vision insurance.

(3)
Mrs. Suckel has served as Managing Director of Global Customer Service and Account Management of the Company since June 2008. Column (e) includes 2,500,000 shares of Common Stock valued on the date of grant at $77,500, issued to Mrs. Suckel during the fiscal year ended September 30, 2012.  Column (f) includes the fair value on the date of grant of certain common stock purchase warrants granted to Mrs. Suckel during the fiscal years indicated. As of September 30, 2012, the intrinsic value of these warrants was $0.  Of the amount indicated for fiscal year 2012, $140,975 was attributable to the cancellation and return of warrants to the Company by Mrs. Suckel. Column (g) includes additional compensation for health, dental, life and vision insurance.

Outstanding Equity Awards at Fiscal Year-End 2012

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Markest value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of Unearned shares, units or other rights that have not vested (#)	Equity incentice plan awards: Market or Payout value of unearned shares, units or other rights that have not vested ($)

John L. Hastings III	1,250,000	-	-	$0.075	6/23/13	-	-	-	-
	250,000	-	-	$0.075	1/15/14	-	-	-	-
	18,000,000	-	-	$0.083	9/29/14	-	-	-	-

Chad D. Olsen	1,518,000	-	-	$0.075	4/30/13	-	-	-	-
	200,000	-	-	$0.075	1/15/14	-	-	-	-
	25,000	-	-	$0.075	3/14/14	-	-	-	-
	653,380	-	64,620	$0.075	9/29/15	-	-	-	-
	6,000,000	-	-	$0.083	9/29/14	-	-	-	-

Bernadette Suckel	100,000	-	-	$1.55	6/8/13	-	-	-	-
	200,000	-	-	$0.30	1/15/14	-	-	-	-
	3,750,000	-	-	$0.083	9/29/14	-	-	-	-
	637,000	-	63,000	$0.15	9/29/15	-	-	-	-

No options or warrants held by executive officers or directors were exercised during the fiscal years ended September 30, 2012 and 2011.

Employment Agreements

We have no employment agreements with any executive officers.

COMPENSATION OF DIRECTORS

We do not pay any compensation to our employee directors for their service on the Board.  However, we do pay our non-employee directors as indicated below.

The table below summarizes the compensation paid by us to our non-employee directors for the fiscal year ended September 30, 2012:

(a)	(b)	(c)	(d)	(e)
	Fees earned	Stock awards	Option awards	Total
Name	($)	($)	($)	($)

David P. Hanlon	$37,500	$-	$-	$37,500
Winfried Kunz	$27,500	$-	$-	$27,500
George F. Schmitt	$27,500	$-	$-	$27,500
Larry G. Schafran	$37,500	$-	$-	$37,500
Rene Klinkhammer	$37,500	$-	$-	$37,500
David S. Boone	$27,500	$-	$-	$27,500
Dan Mabey	$27,500	$-	$-	$27,500
Antonio J. Rodriquez	$27,500	$-	$-	$27,500
Robert Childers	$15,000	$-	$-	$15,000

The Company accrued $5,000 per month for each director from October 1, 2011 to December 31, 2011. Effective January 1, 2012, the Board of Directors reduced the monthly fees to $2,500 per month for each director. As of September 30, 2012, the fees reported under Column B were earned, but not paid.

The table below summarizes outstanding warrants previously issued to directors for compensation as of September 30, 2012:

	Grant	Expiration	Exercise	Number of	Compensation
Name	Date	Date	Price	Options	Expense

Rene Klinkhammer	1/20/10	1/19/15	$0.13	200,000	$21,036

David Hanlon	7/14/08	7/13/13	$0.13	459,000	$23,530
	1/20/10	1/19/15	$0.13	250,000	$26,295
	10/7/11	10/6/14	$0.0833	1,200,000	$33,358

Robert Childers	7/14/08	7/13/13	$0.13	610,000	$31,271
	1/20/10	1/19/15	$0.13	250,000	$26,295
	10/7/11	10/6/14	$0.0833	1,200,000	$33,358

Larry Schafran	12/5/07	12/4/12	$0.13	50,000	$3,894
	7/14/08	7/13/13	$0.13	610,000	$31,271
	1/20/10	1/19/15	$0.13	250,000	$26,295
	10/7/11	10/6/14	$0.0833	1,200,000	$33,358

Reimbursement of Expenses

The Company reimburses travel expenses of members for their attendance at Board meetings.

Compensation Risks Assessment

As required by rules adopted by the SEC, management has made an assessment of the Company’s compensation policies and practices with respect to all employees to determine whether risks arising from those policies and practices are reasonably likely to have a material adverse effect on the Company. In doing so, management considered various features and elements of the compensation policies and practices that discourage excessive or unnecessary risk taking. As a result of the assessment, the Company has determined that its compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

We have two classes of voting securities issued and outstanding: our Common Stock and our Series D Preferred Stock.  The following table presents information regarding beneficial ownership as of December 10, 2012 (the “Table Date”), of all classes of our voting securities by (1) each shareholder known to us to be the beneficial owner of more than five percent of any class of our voting securities; (2) each of our Named Executive Officers; (3) each of our directors and each new director nominee; and (4) all of our executive officers and directors/nominees as a group.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission (“SEC”).  Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and dispositive power with respect to all securities they beneficially own.  As of the Table Date, the applicable percentage ownership is based on 640,088,850 of Common Stock issued and outstanding and 48,763 shares of Series D Preferred Stock issued and outstanding, convertible into 292,578,000 shares of Common Stock.  In computing the number of shares of Common Stock and Series D Preferred Stock beneficially owned by a person and the applicable percentage ownership of that person, we deemed outstanding shares of Common Stock or Series D Preferred Stock subject to warrants and options held by that person that are currently exercisable or exercisable within 60 days of the Table Date.  We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.  Beneficial ownership representing less than one percent of the issued and outstanding shares of a class is denoted with an asterisk (“*”).  Holders of Common Stock are entitled to one vote per share and holders of Series D Preferred Stock are entitled to 6,000 votes per share and vote with the Common shareholders on an as-converted basis.

	Title or Class of Securities:

Name and Address of	Common Stock		Series D Preferred Stock
Beneficial Owner (1)	Shares	%	Shares	%

5% Beneficial Owners:
Sapinda Asia Limited (2)	120,029,514	18.8%	-	*
Borinquen Container Corp (3)	104,914,420	15.8%	3,900	8.0%
Advance Technology Investors, LLC (4)	91,474,382	13.1%	9,264	19.0%
Kofler Ventures, S.a.r.1. (5)	60,756,061	8.7%	6,000	12.3%
David G. Derrick (6)	42,457,829	6.5%	5,778	11.8%

Directors and Named Executive Officers:
George Schmitt (7)	22,572,222	3.5%	-	*
Chad D. Olsen (8)	14,223,803	2.2%	172	*
David P. Hanlon (9)	3,077,047	*	115	*
Larry G. Schafran (10)	3,226,515	*	110	*
Rene Klinkhammer (11)	2,611,451	*	255	*
Dan Mabey (12)	1,000	*	-	*
Guy Dubois (13)	104,914,420	15.8%	3,900	8.0%
David S. Boone	-	*	-	*
Winfried Kunz	-	*	-	*
Antonio J. Rodriquez	-	*	-	*

All directors and executive officers as a group
(10 persons)	150,626,458	22.2%	4,552	9.3%

1)	Except as otherwise indicated, the business address for these beneficial owners is c/o the Company, 150 West Civic Center Drive, Suite 100, Sandy, Utah 84070.

2)
Includes 31,140,625 shares of Common Stock and 88,888,889 shares of Common Stock issuable upon the conversion of debentures in the principal amount of $2,000,000. Excluded from the table above are $3,700,000 in debentures that may be convertible into 164,444,444 shares of common stock after March 1, 2013.  Address is Rooms 803-4, 8F, Hang Seng Bank Building, 200 Hennessy Road, Wanchai, Hong Kong.

3)
Includes 23,400,000 shares of Common Stock issuable upon conversion of 3,900 shares of Series D Preferred Stock and 81,514,420 shares of Common Stock.  According to a Stock Purchase and Royalty Agreement, Borinquen Container Corp has agreed to sell all its shares to Tetra-House Pte, Ltd., an entity controlled by Mr. Dubois. Address is P.O. Box 145170, Arecibo, Puerto Rico 00614.

4)
Includes 54,300,000 shares of Common Stock issuable upon conversion of 9,050 shares of Series D Preferred and 35,112,146 shares of Common Stock.  Includes 438,591 shares of Common Stock owned of record by Dina Weidman, 32,001 shares of Common Stock owned of record by Steven Weidman, and 306,590 shares of Common Stock owned of record by U/W Mark Weidman Trust.  Additionally, includes 642,000 shares of Common Stock issuable upon conversion of 107 shares of Series D Preferred Stock owned of record by Dina Weidman and 642,000 shares of Common Stock issuable upon conversion of 107 shares of Series D Preferred Stock owned of record by Steven C. Weidman.  Address is 154 Rock Hill Road, Spring Valley, NY 10977.

5)
Includes 5,556,061 shares owned of record by Kofler Ventures, S.a.r.l. and vested stock purchase warrants for the purchases of 19,200,000 shares of Common Stock, as well as 36,000,000 shares of Common Stock issuable upon conversion of 6,000 shares of Series D Preferred Stock owned of record by Kofler Ventures, S.a.r.l.  Address is R.C.S. Luxembourg B-0090554, 412F, route d’Esch, L-2086 Luxembourg.

6)
Amount indicated includes 5,094,766 shares owned of record by Mr. Derrick, 1,695,063 shares held in the name of ADP Management, and vested warrants for the purchase of 1,000,000 shares of Common Stock. Also includes 22,668,000 shares of Common Stock issuable upon conversion of 3,778 shares of Series D Preferred Stock owned of record by Mr. Derrick and 12,000,000 shares of Common Stock issuable upon conversion of 2,000 shares of Series D Preferred Stock owned of record by JBD Management, LLC. Address is 1401 N. Highway 89, Suite 240, Farmington, Utah  84025.

7)
Mr. Schmitt is a director.  Amount indicated includes 350,000 shares of Common Stock owned of record and 22,222,222 shares of Common Stock issuable upon the conversion of a debenture in the principal amount of $500,000.

8)
Mr. Olsen is our Chief Financial Officer.  Common Stock beneficially owned includes 4,795,423 shares owned of record by Mr. Olsen and 8,396,380 shares issuable upon exercise of vested stock purchase warrants, as well as 1,032,000 shares of Common Stock issuable upon conversion of 172 shares of Series D Preferred Stock.

9)
Mr. Hanlon is a director.  Amount indicated includes 478,047 shares of Common Stock owned of record by David P. Hanlon Living Trust and 1,909,000 shares issuable upon exercise of warrants, as well as 690,000 shares of Common Stock issuable upon conversion of 115 shares of Series D Preferred Stock.

10)
Mr. Schafran is a director.  Common Stock includes 456,515 shares owned of record by Mr. Schafran and 2,110,000 shares of Common Stock issuable upon exercise of stock purchase warrants, as well as 660,000 shares of Common Stock issuable upon conversion of 110 shares of Series D Preferred Stock.

11)
Mr. Klinkhammer is a director.  Includes 881,451 shares of Common Stock owned of record, 1,530,000 shares of Common Stock issuable upon conversion of 255 shares of Series D Preferred and 200,000 shares of Common Stock issuable upon exercise of stock purchase warrants.

12)	Mr. Mabey is a director. Amount indicated includes 1,000 shares of Common Stock owned of record by Mr. Mabey.

13)
Mr. Dubois is a director. Shares indicated are subject to a Stock Purchase and Royalty Agreement, pursuant to which Tetra House Pte, Ltd., an entity controlled by Mr. Dubois, has the right to purchase 81,514,420 shares of the Company’s common and 3,900 Series D Preferred stock convertible into 23,400,000 shares of common stock currently held by Borinquen Container Corp.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) requires our officers, directors, and persons who beneficially own more than 10 percent of our Common Stock to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater-than-ten-percent shareholders are also required by the SEC to furnish us with copies of all Section 16(a) forms that they file.

Based solely upon a review of these forms that were furnished to us, and based on representations made by certain persons who were subject to this obligation that such filings were not required to be made, we believe that all reports required to be filed by these individuals and persons under Section 16(a) were filed during fiscal year 2012, and that such filings were timely except the following:

•	Mr. Hanlon, a director, filed one late Form 4 to report one transaction; and
•	Mr. Schmitt, a director, filed one late Form 4 to report three transactions.
•	Borinquen Container Corporation filed six late Form 4s to report six transactions.

Certain Relationships and Related Transactions

The Company entered into certain transactions with related parties during the fiscal year ended September 30, 2012. These transactions consist mainly of financing transactions and consulting arrangements.  Transactions with related parties are reviewed and approved by the independent and disinterested members of the Board of Directors.

	2012	2011

Note payable in connection with the redemption of a royalty agreement for $10,768,555.
The note requires installment payments and matured November 2012. The note is
currently in default.	$10,050,027	$-

Note payable in connection with the purchase of the remaining ownership of Midwest
Monitoring & Surveillance, Inc. The payments are due quarterly ending in September
2013. The Company imputed interest since the note has no stated interest rate, resulting in a debt discount balance as of September 30, 2012 and 2011 of $11,398 and $32,524,
respectively. The note was paid off subsequent to September 30, 2012 through the
sale of Midwest Monitoring & Surveillance, Inc.	138,602	192,476

Note payable in connection with the purchase of the remaining ownership of Court
Programs, Inc., interest at 12% per annum, with monthly payments of $10,000. The note
matured November 2012 and is currently in default.	46,694	139,272

The Company received $500,000 from Mr. Derrick, a shareholder and former officer.
The terms of this financing have not been determined as of the date of this Report.	500,000	-

Convertible debenture with an interest rate of 8% per annum. The debenture matures
December 17, 2012 and is secured by the domestic patents of the Company. The debenture may be converted into shares of common stock at a rate of $0.0225 per share.
The debenture is currently in default.	500,000	-

Convertible debenture with an interest rate of 8% per annum. The debenture matures
December 17, 2012 and is secured by the domestic patents of the Company. The debenture may be converted into shares of common stock at a rate of $0.0225 per share.
The debenture is currently in default.	2,000,000	-

The Company received $1,900,000 through the issuance of convertible debentures with an interest rate of 8% per annum. The debentures mature on June 17, 2014. This debenture may convert into shares of common stock at a rate of $0.0225 per share.
A debt discount of $633,333 was recorded to reflect a beneficial conversion feature.
As of September 30, 2012, the remaining debt discount was $611,308.	1,288,692	-

The Company entered into a Loan a Security Agreement with an entity under which the Company could borrow up to $8,000,000 on a line of credit. Both the Company and the Lender agreed to terminate the agreement and enter into an agreement to raise additional equity on behalf of the Company through the sale of Series D
Preferred stock. The loan was paid back and the line of credit was closed.	-	500,000

Note payable with an interest rate of 16% per annum and matured in November 2011.	-	40,000

Total related-party debt obligations	14,524,015	871,748
Less current portion	(12,793,303)	(754,896)
Long-term debt, net of current portion	$1,730,712	$116,852

Other Related-Party Transactions

Notes #1 and #2
During the year ended September 30, 2012, the Company borrowed $2,000,000 from a significant shareholder, Borinquen Container Corp., under two notes payable.  The first note was unsecured and the second was secured by $1,530,000 of leased equipment and $1,529,808 of accounts receivable from an international customer.  The notes bore interest of 15% per annum and the Company accrued a $50,000 origination fee.  During the fiscal year ended 30, 2012, the Company paid $1,018,082 to pay in full all outstanding principal and accrued interest on the first note and $1,037,544 to pay in full all outstanding principal and accrued interest on the second note.

Note #3
During the year ended September 30, 2012, the Company borrowed $50,000 from its then Chief Executive Officer, John Hastings, under an unsecured promissory note.  The note bore interest of 15% per annum and was paid in full prior to September 30, 2012.  In connection with this loan, the Company paid a $5,000 origination fee and agreed to re-price outstanding warrants and options previously granted to Mr. Hastings to an exercise price of $0.075 per share, valued at $15,237 and recorded as interest expense.  The value of $15,237 was calculated based upon the following assumptions:  volatility ranging from 100.02% to 109.24%, risk-free rate of 0.22%, exercise price of $0.075, and market price of Common Stock on grant date of $0.074.

Notes #4 and 5
During the year ended September 30, 2012, the Company borrowed $250,000 from its Chief Financial Officer, Chad Olsen, under two unsecured promissory notes payable.  The notes bore interest of 15% per annum and were paid in full prior to September 30, 2012.  The Company paid $15,000 in loan origination fees and agreed to re-price outstanding warrants and options previously granted to Mr. Olsen and other individuals to an exercise price of $0.075 per share, valued at $24,723 and recorded as interest expense.  The value of $24,723 was calculated based upon the following assumptions:  volatility ranging from 76.69% to 119.56%, risk-free rate ranging from 0.22% to 0.37%, exercise price of $0.075, and market price of Common Stock on grant date ranging from $0.074 to $0.075 per share.

Note #6
During the year ended September 30, 2012, the Company borrowed $180,000 from Rene Klinkhammer, one of its directors, under an unsecured promissory note payable.  The note bore interest of 10 percent per annum and the Company paid $193,220 of principal and interest to settle the note in full prior to September 30, 2012.  Included in the payoff of $193,220 is $9,000 in loan origination fees.

PROPOSAL NO. 2 – APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION TO EFFECT REVERSE STOCK SPLIT

Overview

Our Board of Directors has unanimously adopted a resolution approving, declaring advisable and recommending to the shareholders for their approval, a proposal to grant discretionary authority to our Board of Directors to amend the Company’s Articles of Incorporation to effect a Reverse Stock Split of our issued and outstanding Common Stock at any time prior to our next Annual Meeting of Shareholders, at any whole number ratio between one-for-two hundred and one-for-four hundred (1-for-200 to 1-for-400), with the exact exchange ratio and timing of the Reverse Stock Split (if at all) to be determined at the discretion of the Board of Directors (the “Reverse Stock Split Amendment”).

If this proposal is approved by the shareholders, our Board of Directors will be granted the discretionary authority to select any whole number ratio between 1-for-200 to 1-for-400 for the Reverse Stock Split, and will be authorized to file the Reverse Stock Split Amendment and effect the Reverse Stock Split at any time prior to our next Annual Meeting of Shareholders, but no later than December 31, 2013, with the exact exchange ratio and timing of the Reverse Stock Split (if at all) to be determined at the discretion of the Board of Directors. Our Board of Directors’ decision whether or not (and when) to file the Amendment and effect the Reverse Stock Split (and at what whole number ratio to effect the Reverse Stock Split) will also be based on a number of factors, including market conditions, existing and anticipated trading prices for our Common Stock and the listing requirements of a national stock exchange or the NASDAQ Capital Market.

Shareholder approval is being sought to implement the Reverse Stock Split Amendment and effect the Reverse Stock Split in order to provide our Board of Directors with the flexibility to determine the ultimate exchange ratio of the Reverse Stock Split based upon the best interests of the Company and its shareholders. If the shareholders approve the Reverse Stock Split Amendment and Reverse Stock Split, the Company reserves the right not to file the Reverse Stock Split Amendment and effect the Reverse Stock Split if our Board of Directors does not deem it to be in the best interests of the Company and its shareholders. The form of the Reverse Stock Split Amendment to the Company’s Articles of Incorporation to effect the Reverse Stock Split is attached to this proxy statement as Appendix I.

The Company believes that the availability of a range of reverse stock split ratios will provide it with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for the Company and its shareholders. In determining which ratio to implement, if any, following the receipt of shareholder approval, our Board may consider, among other things, factors such as:

•	the historical trading price and trading volume of our Common Stock;

•	the then prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock;

•	the Company’s ability to facilitate the listing of our Common Stock on the NASDAQ Capital Market or a national exchange; and

•	prevailing general market and economic conditions.

The Board, in its discretion, may elect, at any time prior to next year’s Annual Meeting of Shareholders, to implement the Reverse Stock Split Amendment and effect the Reverse Stock Split at a ratio within the range set forth above upon receipt of shareholder approval, or none of them if the Board determines in its discretion not to proceed with the Reverse Stock Split.

Reasons for Reverse Stock Split

The Board proposes to effect, and believes that shareholders should authorize, the Reverse Stock Split for the following reasons:

•
The Reverse Stock Split would allow a broader range of institutions and other investors to invest in our Common Stock, such as funds that are prohibited from buying stock whose price is below a certain threshold, potentially increasing trading volume and liquidity.  Further, the Reverse Stock Split would help increase broker interest in shares of our Common Stock as their policies can discourage them from recommending companies with lower stock prices. Because of the trading volatility often associated with lower-priced stocks, many brokerage houses and institutional investors have adopted internal policies and practices that either prohibit or discourage them from investing in such stocks or recommending them to their customers. Additionally, because brokers’ commissions on transactions in lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the stock price were substantially higher.

•
Our Board believes that the increase in the stock price expected to result from the Reverse Stock Split could decrease price volatility, as small changes in the price of our Common Stock currently result in relatively large percentage changes in the stock price.

Our Common Stock is traded on the OTC Bulletin Board.  The OTC Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than national securities exchanges, such as The NASDAQ Stock Market.  We would like to have the flexibility in the future to consider listing our Common Stock on the NASDAQ Stock Market or on another national stock exchange, but we do not currently meet the listing requirements for The NASDAQ Stock Market or any other national stock exchange.  Most national stock exchanges maintain minimum share price requirements to determine a security’s eligibility for listing on the stock exchange.  For example, in order to list our Common Stock on The NASDAQ Capital Market, we would be required to have a minimum bid price of $4.00 per share.

As of December 17, 2012, the closing price of our Common Stock, as listed on the OTC Bulletin Board, was $0.058 per share.  While the Reverse Stock Split may not increase our stock price to $4.00 per share immediately, our Board believes that the Reverse Stock Split may make it easier for the Company to achieve that level in the future, thereby facilitating listing of our Common Stock on the NASDAQ Stock Market or on another national stock exchange.

Possible Disadvantages of Reverse Stock Split

The Board believes that the potential advantages of the Reverse Stock Split significantly outweigh any disadvantages that may result. The following are possible disadvantages of the Reverse Stock Split:

•
Although our Board expects that the Reverse Stock Split will result in an increase in the price of our Common Stock, the effect of the Reverse Stock Split cannot be predicted with certainty. Other factors, such as the Company’s financial results, market conditions and the market perception of the Company’s business may adversely affect our stock price. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above; that the stock price will increase following the Reverse Stock Split; or that the stock price will not decrease in the future.

•
Because the Reverse Stock Split will reduce the number of shares of our Common Stock available in the public market, the trading market for such securities may be harmed, particularly if the stock price does not increase as a result of the Reverse Stock Split. The Reverse Stock Split will reduce the number of shares outstanding, including the number of shares in the public float (i.e. the shares that trade on the public markets).  A reduction in the public float could reduce the amount of trading in our shares of Common Stock.

Effects of Reverse Stock Split

General

If the Reverse Stock Split is approved and implemented, the principal effects will be to decrease the number of outstanding shares of the Company’s Common Stock based on the reverse stock split ratio selected by the Board and an increase in the per share price of the Common Stock. As of November 30, 2012, approximately 640,088,850 shares of our Common Stock were issued and outstanding and 48,763 shares of Series D Preferred Stock were issued and outstanding convertible into 292,578,000 shares of Common Stock, for a total of 932,666,850 common share equivalents. Without taking into account fractional shares that will be rounded up to the nearest whole share as described below, based on this number of shares issued and outstanding and, for illustrative purposes only, assuming a reverse split ratio of 1-for-200, the Company would have approximately 4,663,334 shares outstanding immediately following the completion of the Reverse Stock Split; a reverse split ratio of 1-for-400 shares would reduce the number of issued and outstanding shares of Common Stock to 2,331,667.

With respect to holders of our Series D Preferred Stock, if the Reverse Stock Split is effected, the conversion price of the Series D Preferred Stock (i.e., the ratio at which the Series D Preferred Stock converts into shares of our Common Stock) will be proportionately adjusted such that holders will be entitled to receive the number of shares of Common Stock which they would have been entitled to had the Series D Preferred Stock been converted immediately prior to implementing the Reverse Stock Split.  As a result, while our preferred shareholders will still own the same number of shares of Series D Preferred Stock, such shares will be convertible into a smaller number of shares of our Common Stock.  The specific number of shares of Common Stock into which shares of Series D Preferred Stock will be convertible following effectiveness of the Reverse Stock Split will depend on the reverse stock split ratio selected by the Board.

The proposed Reverse Stock Split will affect all of our shareholders (common or preferred) uniformly and will not affect any shareholder’s percentage ownership interest in the Company except to the extent that the Reverse Stock Split results in any of our shareholders owning a fractional share. The proposed Reverse Stock Split will not affect voting rights and other rights and preferences of our shareholders (common or preferred), nor will it affect the number of our shareholders of record.

The amendment to our Articles of Incorporation to effect the Reverse Stock Split will not proportionately change the number of authorized shares of our Common Stock or Series D Preferred Stock; unless, the amendment to decrease the authorized shares is also approved by the shareholders.  As a result, with respect to each class of capital stock, one of the effects of the Reverse Stock Split, if implemented, will be to effectively increase the proportion of authorized shares, which are unissued relative to those which are issued. This could result in us being able to issue more shares without further shareholder approval.

Effectiveness of Reverse Stock Split

The Reverse Stock Split Amendment and Reverse Stock Split, if approved by our shareholders, would become effective upon the filing and effectiveness of an amendment to the Company’s Articles of Incorporation. However, the exact timing of the filing of the amendment will be determined by the Board based on its evaluation as to when such action will be the most advantageous to the Company and its shareholders, if at all.  Accordingly, the Board reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the Reverse Stock Split Amendment, the Board, in its sole discretion, determines that it is no longer in the Company’s best interests and the best interests of its shareholders to proceed with the Reverse Stock Split.  If the Board fails to implement the Reverse Stock Split by next year’s annual meeting, shareholder approval would be required again prior to implementing any Reverse Stock Split.

Effect on Stock Certificates

Shareholders are not required to send in their current certificates for exchange.  Following the Reverse Stock Split, each stock certificate representing issued and outstanding shares of our Common Stock will represent a fewer number of shares, as adjusted appropriately based on the Reverse Stock Split ratio selected by our Board.  For example, a stock certificate evidencing 1,000 shares of Common Stock will, upon effectiveness of the Reverse Stock Split, represent five shares of Common Stock (assuming that the Board effects the Reverse Stock Split at a 1-for-200 ratio). With respect to holders of our Series D Preferred Stock, if the Reverse Stock Split is effected, the conversion price of the Series D Preferred Stock (i.e., the ratio at which the Series D Preferred Stock converts into shares of our Common Stock) will be proportionately adjusted such that holders will be entitled to receive the number of shares of Common Stock which they would have been entitled to had the Series D Preferred Stock been converted immediately prior to implementing the Reverse Stock Split.  As a result, while you will still own the same number of shares of Series D Preferred Stock, such shares will be convertible into a smaller number of shares of our Common Stock.  The specific number of shares of Common Stock into which your Series D Preferred Stock will be convertible following effectiveness of the Reverse Stock Split will depend on the reverse stock split ratio selected by the Board.

Effect on Company’s Stock Grants and Warrants

As of November 30, 2012, approximately 99,756,493 shares of our Common Stock were subject to the exercise of outstanding stock options/warrants and other awards, and approximately 12,000,000 additional shares were reserved and available for issuance pursuant to future awards.

Under these plans, the number of shares reserved and available for issuance and the number, exercise price, grant price or purchase price of shares subject to outstanding awards will be proportionately adjusted based on the reverse split ratio selected by the Board if the Reverse Stock Split is affected. As a result, using the above data as of November 30, 2012, and assuming for illustrative purposes only that a 1-for-200 Reverse Stock Split is effected, the number of shares issuable upon exercise or vesting of outstanding awards would be adjusted from 99,756,493 to 498,783, (subject to increase as and when awards made under the stock plans expire or are forfeited and are returned in accordance with the terms of the plans).  If a 1-for-400 Reverse Stock Split is effected, the number of shares issuable upon exercise or vesting of outstanding awards would be 249,392.

For individual holders, the number of shares subject to outstanding awards would be reduced by a factor of 200 (or 400, as the case may be) and, in the case of outstanding stock options, the exercise price per share would be increased by a multiple of 200 (or 400), such that upon an exercise, the aggregate exercise price payable by the optionee to the Company would remain the same. For example, an outstanding stock option for 5,000 shares of Common Stock, exercisable at $0.10 per share, would be adjusted as a result of a 1-for-200 split ratio into an option exercisable for 25 shares of Common Stock at an exercise price of $20 per share. If the 1-for-400 ratio is used, the same option would be exercisable for 12.5 shares of Common Stock, at an exercise price of $40 per share.  In connection with the proposed Reverse Stock Split, the number of shares of our Common Stock issuable upon exercise of outstanding stock awards will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding. The proposed Reverse Stock Split will have a similar effect upon our outstanding warrants.

Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Reverse Stock Split, that the market price of our Common Stock will not decrease in the future, or that we will otherwise be able to comply with applicable listing requirements. Moreover, some investors may view the Reverse Stock Split negatively since it reduces the number of shares of Common Stock available in the public market.

Depending on the exact reverse stock split ratio chosen by our Board of Directors, the number of shares of Common Stock issued and outstanding would be reduced, and the number of shares of unreserved authorized Common Stock available for future issuance would be increased, as the Company is not asking the shareholders to authorize the reduction of the number of authorized shares of Common Stock as part of the Reverse Stock Split proposal. The table below shows the number of (a) shares issued and outstanding, (b) unissued shares which are authorized and reserved for issuance (representing outstanding and available stock options and warrants), and (c) unissued shares which are authorized but not reserved for issuance, in each case after giving effect to the implementation of the Reverse Stock Split at specified ratios from 1 for 200 to 1 for 400 (in 50-share increments), based on the Company’s outstanding Common Stock on the Record Date. The exact number of shares would be determined by the number of outstanding shares on the date the Reverse Stock Split was effected, and the exact reverse stock split ratio would be determined by the Board of Directors, in its sole discretion, at any ratio deemed advisable between 1 for 200 and 1 for 400.

	Shares of Common Stock
Reverse Stock Split Ratio	Shares Issued and Outstanding	Unissued Shares Authorized and Reserved for Issuance	Unissued Shares Authorized but Unreserved
One-For-Two Hundred (1:200)	3,200,444	2,628,339	9,171,217
One-For-Two Hundred Fifty (1:250)	2,560,355	2,102,671	10,336,973
One-For-Three Hundred (1:300)	2,133,630	1,752,226	11,114,144
One-For-Three Hundred Fifty (1:350)	1,828,825	1,501,908	11,669,267
One-For-Four Hundred (1:400)	1,600,222	1,314,170	12,085,608

The Company has no present plans, proposals or arrangements to issue the additional authorized shares of its Common Stock at this time, other than (a) 99,756,493 shares reserved for issuance in connection with outstanding warrants and options, (b) 12,000,000 shares reserved for issuance under the 2012 Stock Option Plan (the “2012 Plan”), and (c) 292,578,000 shares reserved for issuance upon conversion of 48,763 shares of Series D Preferred Stock. These share amounts are provided on a pre-proposed reverse stock split basis. Therefore, the share amounts authorized will also be subject to adjustment if, and to the extent that, the Reverse Stock Split is implemented.

The Board of Directors does not intend to seek shareholder approval of any future issuances of authorized Common Stock unless required by the laws of Utah, the Company’s state of incorporation, our Bylaws, or listing requirements of any applicable exchange.

Fractional Shares

We will not issue any fractional shares of Common Stock to holders of our Common Stock in connection with the Reverse Stock Split.  Instead, with respect to any fractional share resulting from the Reverse Stock Split, and subject to applicable law, we will round up such fractional share to the nearest whole share.

Effect on Registered and Beneficial Holders

If the Reverse Stock Split is implemented, the Company intends to treat beneficial holders (i.e., shareholders who hold their shares in “street name” through a bank, broker or other nominee) in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares in “street name”. However, these banks, brokers or other nominees may have their own procedures for processing the Reverse Stock Split. Shareholders who hold shares with a bank, broker or other nominee and have questions in this regard are encouraged to contact their bank, broker or other nominee.

No Dissenters’ Rights

Under Utah law, the Company’s shareholders are not entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split Amendment and the Reverse Stock Split described in this proposal.

Certain Federal Income Tax Consequences of Reverse Stock Split

The following is a general summary of certain U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to shareholders. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, published administrative rulings and judicial decisions as of the date hereof, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below. This summary does not purport to be complete and does not address all aspects of federal income taxation that may be relevant to shareholders in light of their particular circumstances or to shareholders that may be subject to special tax rules. In addition, this summary does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction and U.S. federal tax consequences other than federal income taxation.

The Company has not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the United States federal income tax consequences of the Reverse Stock Split and there can be no assurance the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge. EACH SHAREHOLDER SHOULD CONSULT SUCH HOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH SHAREHOLDER.

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a shareholder generally should not recognize gain or loss upon the Reverse Stock Split. A shareholder’s aggregate tax basis in the shares of the Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of the Common Stock surrendered (excluding the effect of any fractional shares that are rounded up, if at all), and such shareholder’s holding period in the shares of the Common Stock received should include the holding period in the shares of the Common Stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of the Common Stock surrendered to the shares of the Common Stock received pursuant to the Reverse Stock Split. Shareholders who acquired their shares of Common Stock on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Recommendation of the Board of Directors

The Board of directors recommends shareholder approval of the Reverse Stock Split Amendment.  Proxies received pursuant to this solicitation will be voted FOR the approval of the Reverse Stock Split Amendment, unless the shareholder has specified in the proxy that his, her or its shares are to be voted against the approval of the Reverse Stock Split and the Reverse Stock Split Amendment.

PROPOSAL NO. 3 – APPROVAL OF THE AMENDMENT TO THE COMPANY’S
AMENDED AND RESTATED ARTICLES OF INCORPORATION
TO EFFECT THE AUTHORIZED COMMON STOCK REDUCTION
FROM 1,250,000,000 TO 15,000,000 SHARES

General Description of Proposal

The Board of Directors has approved a proposed amendment to the Articles of Incorporation of the Company, that would reduce the number of shares of Common Stock the Company is authorized to issue; provided that Proposal No. 2 above is approved by the shareholders and the Reverse Stock Split is implemented by the Board of Directors (the “Authorized Share Reduction Amendment”).  If adopted, this amendment would reduce the number of authorized shares of Common Stock from 1,250,000,000 to 15,000,000 shares.  The proposed Authorized Share Reduction Amendment to the Articles of Incorporation of the Company is included in the attached Appendix I.

Approval of each of the Authorized Share Reduction Proposal and the Reverse Stock Split Amendment is conditioned upon the approval of the other proposal.  If either of these proposals is not approved, then the other proposal will automatically be deemed to not have been approved, regardless of the number of shares actually voted “FOR” that proposal.  The Board will not amend our Articles of Incorporation to effect the Reverse Stock Split or to reduce the number of authorized shares of Common Stock unless each of Proposal No. 2 and Proposal No. 3 is approved.

If the Reverse Stock Split Amendment and the Authorized Share Reduction Amendment Proposals are each approved by shareholders, the Board of Directors will have the sole authority to determine whether or not to implement the Reverse Stock Split at any time prior to the next Annual Meeting of Shareholders.  To the extent the Board of Directors implements the Reverse Stock Split, the Board of Directors would simultaneously implement the Authorized Share Reduction by filing a corresponding amendment to our Articles of Incorporation with the State of Utah.

Purpose of the Authorized Share Reduction

The principal purpose of decreasing the number of authorized shares of Common Stock is to reduce the potential for substantial dilution to the shareholders as a result of a change in the Company’s capital structure after implementation of the Reverse Stock Split.

Principal Effects of the Authorized Share Reduction

“Authorized” shares represent the number of shares of Common Stock that the Company is permitted to issue under its Articles of Incorporation.  The decrease in the number of authorized shares of Common Stock would result in fewer shares of authorized but unissued shares of Common Stock being available for future issuance.  This would decrease the number of shares of Common Stock available for issuance for various purposes such as to raise capital, to make acquisitions, and to compensate employees.  Given that there will be a reduction in the number of outstanding shares of Common Stock through implementation of the Reverse Stock Split, the Company believes that it will continue to have sufficient excess authorized shares of Common Stock to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment.

Effectiveness of Amendment and Vote Required

If the proposed Authorized Share Reduction Amendment is adopted, it will become effective upon the filing of articles of amendment to our Amended and Restated Articles of Incorporation with the Utah Division of Corporations.  This amendment will only be filed upon completion of a Reverse Stock Split as approved by shareholders and implemented by the Board of Directors.  The Authorized Share Reduction Amendment to the Articles of Incorporation requires the affirmative vote of a majority of the shares present and entitled to vote at the annual meeting.

Recommendation

FOR THE FOREGOING REASONS THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE AUTHORIZED SHARE REDUCTION AMENDMENT TO EFFECT THE AUTHORIZED SHARE REDUCTION.

PROPOSAL NO. 4: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company’s executive compensation program is designed to attract, motivate and retain a talented team of executives. The Company seeks to accomplish this goal in a way that rewards performance that is aligned with its shareholders’ long-term interests. The Company believes that its executive compensation program achieves this goal and is strongly aligned with the long-term interests of its shareholders.

Pursuant to Section 14A of the Exchange Act, the Company is submitting a proposal to its shareholders for an advisory vote on the compensation of its named executive officers. This proposal, commonly known as a “say-on-pay” proposal, is a non-binding vote, but gives shareholders the opportunity to express their views on the compensation of the Company’s named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers.

Accordingly, the following resolution is submitted for shareholder vote at the Annual Meeting:

RESOLVED, that the shareholders of SecureAlert, Inc. approve, on an advisory basis, the compensation of its named executive officers as disclosed in the Proxy Statement for the Annual Meeting to be held February 28, 2013, pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the accompanying tabular disclosure regarding named executive officer compensation and the corresponding narrative disclosure and footnotes.

As an advisory vote, this proposal is not binding. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 5: ADVISORY VOTE ON THE FREQUENCY OF
FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, the Company is submitting a proposal to its shareholders for an advisory vote as to whether the shareholder advisory vote to approve the compensation of our named executive officers – Proposal No.4 above – should occur every one, two or three years. You may cast your vote by choosing one year, two years or three years or you may abstain from voting when you vote for the resolution set forth below.

RESOLVED, that the highest number of votes cast by the shareholders of SecureAlert, Inc. for the following options shall be the preferred frequency with which SecureAlert, Inc. is to hold an advisory vote on the approval of the compensation of its named executive officers included in the Proxy Statement: (a) yearly or (b) every two years or (c) every three years.

After careful consideration, the Board of Directors recommends that future advisory votes on executive compensation occur every three years (triennially). The Board of Directors believes that this frequency is appropriate for a number of reasons, including:

•
A triennial vote aligns with the three-year performance periods under the typical performance-vesting restricted stock, warrants and options  granted to executive officers, including the named executive officers, which are designed to incentivize and reward performance over a multi-year period, and will allow shareholders to more appropriately evaluate this and other compensation policies, practices and programs in relation to the Company’s long-term performance; and

•
A triennial vote encourages a longer-term view of compensation by shareholders by allowing them an appropriate timeframe to evaluate the Company’s performance and overall effectiveness of the executive compensation program.

For the foregoing reasons, the Company encourages its shareholders to evaluate the Company’s executive compensation programs over a multi-year horizon and to review its named executive officers’ compensation over the past three fiscal years as reported in the Summary Compensation Table above. In addition, the Company believes that a triennial advisory vote on executive compensation reflects the appropriate time frame for the Compensation Committee and the Board of Directors to evaluate the results of the most recent advisory vote on executive compensation, to discuss the implications of that vote with shareholders to the extent needed, to develop and implement any adjustments to its executive compensation programs that may be appropriate in light of a past advisory vote on executive compensation, and for shareholders to see and evaluate the Compensation Committee’s actions in context. In this regard, because the advisory vote on executive compensation occurs after the Company has implemented its executive compensation programs for the current year, and because the different elements of compensation are designed to operate in an integrated manner and to complement one another, the Company expects that in certain cases it may not be appropriate or feasible to fully address and respond to any one year’s advisory vote on executive compensation by the time of the following year’s Annual Meeting of Shareholders.

Shareholders will be able to specify one of four choices for this proposal on the proxy card: three years, two years, one year or abstain. Shareholders are not voting to approve or disapprove the Board’s recommendation. This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board of Directors. Notwithstanding the Board’s recommendation and the outcome of the shareholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE TO CONDUCT FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY THREE YEARS.

PROPOSAL NO. 6 – RATIFICATION OF SELECTION OF
HANSEN BARNETT & MAXWELL, P.C.
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

The Audit Committee of the Board of Directors has selected Hansen, Barnett & Maxwell P.C. (“Hansen Barnett”) as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending September 30, 2013 and has further directed that management submit the selection of our Independent Registered Public Accounting Firm for ratification by the shareholders at the Annual Meeting.  Hansen Barnett has audited the Company’s financial statements since September 2006.  Representatives of Hansen Barnett are expected to be present at the Annual Meeting.  They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require shareholder ratification of the selection of Hansen Barnett as the Company’s Independent Registered Public Accounting Firm.  However, the Audit Committee of the Board is submitting the selection of Hansen Barnett to the shareholders for ratification as a matter of good corporate practice.  If the shareholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different Independent Registered Public Accounting Firm at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Hansen Barnett.  Abstentions will be counted toward the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes.  Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Independent Registered Public Accounting Firm Fees

Audit Fees

Audit services consist of the audit of the annual consolidated financial statements of us, and other services related to filings and registration statements filed by us and our subsidiaries and other pertinent matters.  Audit fees paid to Hansen Barnett for fiscal years 2012 and 2011 totaled approximately $147,000 and $144,000, respectively.

Tax Fees, Audit Related Fees, and All Other Fees

Hansen Barnett had not provided any consulting services (including tax consulting and compliance services or any financial information systems design and implementation services) to us in fiscal years 2012 and 2011.  Subsequent to year end, Hansen Barnett was engaged to perform tax compliance services for the Company.

The Audit Committee of the Board of Directors considered and authorized all services provided by Hansen Barnett.

Auditor Independence

Our Audit Committee considered that the work done for us in fiscal 2011 by Hansen Barnett was compatible with maintaining Hansen Barnett’s independence.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.  The directors who serve on the Audit Committee are all independent for purposes of applicable Securities and Exchange Commission (“SEC”) rules.  The Audit Committee operates under a written charter that has been adopted by the Board of Directors.

We have reviewed and discussed with management our audited financial statements as of and for the fiscal year ended September 30, 2011.  We have discussed with our independent registered public accountant, Hansen Barnett & Maxwell, P.C., the matters that are required to be discussed by U.S. Auditing Standards as established by the Auditing Standards Board of the American Institute of Certified Public Accountants, which includes a review of the findings of the independent registered public accountant during its examination of our financial statements.

We have received and reviewed written disclosures and the letter from Hansen Barnett & Maxwell, P.C., which is required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and we have discussed with Hansen Barnett & Maxwell, P.C. their independence under such standards. We have concluded that the independent registered public accountant is independent from us and our management.

Based on our review and discussions referred to above, we have recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2011, for filing with the SEC.

Submitted by the members of the Audit Committee:

Larry Schafran (Chairman)
David Boone
George Schmitt

Vote Required

Approval of the appointment of the Independent Registered Public Accounting Firm requires the affirmative vote of a majority of the shares present and entitled to vote at the annual meeting.

Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE SELECTION OF HANSEN BARNETT & MAXWELL, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

OTHER MATTERS

Shareholder Proposals

Proposals by shareholders for possible inclusion in the Company’s proxy materials for presentation at the next Annual Meeting of Shareholders must be received by the Secretary of the Company no later than January 30, 2013.  In addition, the proxy solicited by the Board of Directors for the next Annual Meeting of Shareholders will confer discretionary authority to vote on any shareholder proposal presented at that meeting, unless the Company is provided with the notice of such proposal no later than 45 days prior to first anniversary of the proxy mailing date in 2012.  Any shareholder wishing to present a nomination for the office of director must do so in writing delivered to the Company at least 90 days and not more than 120 days prior to the first anniversary of the preceding year’s annual meeting, and that written notice must meet certain other requirements.

A shareholder’s notice to the Secretary shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Company which are beneficially owned by such person on the date of such shareholder’s notice, and (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, or any successor statute thereto (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to the shareholder giving the notice (A) the name and address, as they appear on the Company’s (or its agent’s) books, of such shareholder and any other shareholders known by such shareholder to be supporting such nominee(s), (B) the class and number of shares of the Company which are beneficially owned by such shareholder on the date of such shareholder’s notice, and (C) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and (iii) a description of all arrangements or understandings between the shareholder and each nominee and other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder.

Communications to the Board of Directors

Our Board of Directors maintains a process for shareholders and interested parties to communicate with the Board.  Shareholders may write to the Board of Directors, c/o Gordon O. Jesperson, General Counsel and Corporate Secretary, SecureAlert, Inc., 150 West Civic Center Drive, Suite 100, Sandy, Utah 84070.  Communications addressed to individual Board members and clearly marked as shareholder communications will be forwarded by the Corporate Secretary unopened to the individual addressees.  Any communications addressed only to the Board of Directors and clearly marked as shareholder communications will be forwarded by the Corporate Secretary unopened to the Nominating Committee.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Exchange Act under which we file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any materials we have filed with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  Our SEC filings are also available to the public from the SEC’s Internet website at http://www.sec.gov.

You may request a copy of any of our filings with the SEC at no cost, by writing, e-mailing, or telephoning us at the following address, e-mail address or phone number:

SecureAlert, Inc.
150 West Civic Center Drive, Suite 100
Sandy, Utah 84070
Attention: Chad D. Olsen, Chief Financial Officer
colsen@securealert.com; (801) 451-6141

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION.  YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE ANNUAL MEETING.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED DECEMBER 18, 2012.  YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

PROXY – SECUREALERT, INC.

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF SECUREALERT, INC.

Chad D. Olsen or Gordon O. Jesperson, or any of them, each with the power of substitution, are hereby authorized to represent and vote on the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the annual meeting of shareholders to be held on February 28, 2013, and any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no directions are given, this proxy will be voted for the matters set forth below. The proxy holders named will vote in their discretion on any other matter that may properly come before the meeting.

1. ELECTION OF FOUR DIRECTORS – The Board of Directors recommends a vote FOR the listed nominees.

	FOR	WITHHOLD		FOR	WITHHOLD
David Boone George F. Schmitt Dan Mabey	[ ] [ ] [ ]	[ ] [ ] [ ]	Winfried Kunz Guy Dubois Rene Klinkhammer	[ ] [ ] [ ]	[ ] [ ] [ ]

2.
ADOPTION OF AMENDMENT TO ARTICLES OF INCORPORATION TO EFFECT REVERSE STOCK SPLIT AT ANY TIME BEFORE NEXT YEAR’S ANNUAL MEETING OF SHAREHOLDERS AT A REVERSE SPLIT RATIO IN THE RANGE OF 1-FOR-200 AND 1-FOR-400, WHICH SPECIFIC RATIO WILL BE DETERMINED BY OUR BOARD OF DIRECTORS. The Board of Directors recommends a vote FOR the proposal

	FOR	AGAINST	ABSTAIN
	[ ]	[ ]	[ ]

3.
ADOPTION OF AMENDMENT TO ARTICLES OF INCORPORATION TO DECREASE THE NUMBER OF SHARES OF COMMON STOCK THAT THE COMPANY IS AUTHORIZED TO ISSUE FROM 1,250,000,000 TO 15,000,000 SHARES. THE AMENDMENT WILL NOT BE IMPLEMENTED AND THE DECREASE IN AUTHORIZED SHARES OF COMMON STOCK WILL NOT OCCUR UNLESS THE REVERSE STOCK SPLIT IS APPROVED AND IMPLEMENTED BY THE BOARD OF DIRECTORS. The Board of Directors recommends a vote FOR the proposal.

	FOR	AGAINST	ABSTAIN
	[ ]	[ ]	[ ]

4.
RESOLVED, THAT THE SHAREHOLDERS OF SECUREALERT, INC. APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF ITS NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE PROXY STATEMENT FOR THE ANNUAL MEETING TO BE HELD JANUARY 16, 2013, PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, THE ACCOMPANYING TABULAR DISCLOSURE REGARDING NAMED EXECUTIVE OFFICER COMPENSATION AND THE CORRESPONDING NARRATIVE DISCLOSURE AND FOOTNOTES. The Board of Directors recommends a vote FOR the resolution.

	FOR	AGAINST	ABSTAIN
	[ ]	[ ]	[ ]

5.
RESOLVED, THAT THE HIGHEST NUMBER OF VOTES CAST BY THE SHAREHOLDERS OF SECUREALERT, INC. FOR THE FOLLOWING OPTIONS SHALL BE THE PREFERRED FREQUENCY WITH WHICH SECUREALERT, INC. IS TO HOLD AN ADVISORY VOTE ON THE APPROVAL OF THE COMPENSATION OF ITS NAMED EXECUTIVE OFFICERS INCLUDED IN THE PROXY STATEMENT: (A) YEARLY, OR (B) EVERY TWO YEARS OR (C) EVERY THREE YEARS. The Board of Directors recommends such a vote be held every three years (triennially).

	Annually (1 Year)	Bi-Annually (2 Years)	Tri-Annually (3 Years)	Abstain

	FOR	FOR	FOR
	[ ]	[ ]	[ ]	[ ]

6.	RATIFICATION OF SELECTION OF HANSEN, BARNETT & MAXWELL AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY. The Board of Directors recommends a vote FOR the proposal.

	FOR	AGAINST	ABSTAIN
	[ ]	[ ]	[ ]

7.	In their discretion, to transact such other business as may properly come before the meeting and any adjournments thereof.

AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

NOTE: Please sign exactly as name(s) EXACTLY as your name(s) appear(s) on the Notice of Internet Availability. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 – Please keep Signature within the box	Signature 2 – Please keep Signature within the box	Date (mm/dd/yyyy)

Please mark, sign, date and return this proxy promptly by faxing to _____ or mailing to ________.

APPENDIX I

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

OF

SECUREALERT, INC.

Pursuant to and in accordance with the provisions of Section 16-10a-1006 of the Utah Revised Business Corporation Act, as amended, (the "Act"), the undersigned, being the duly elected and acting Secretary of SecureAlert, Inc., a Utah corporation (the "Corporation") hereby declares and certifies as follows:

1.           The name of the Corporation is SecureAlert, Inc.

2.           The shareholders of the Corporation, in a meeting duly convened on February 28, 2013, approved the following amendments to the Articles of Incorporation, as heretofore amended:

FIRST: The first paragraph of "Article III, Capital Stock," is hereby amended by substituting the following paragraph in its place:

"The Corporation is authorized to issue two classes of shares to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of Common Stock authorized to be issued is fifteen million (15,000,000) and the total number of shares of Preferred Stock authorized to be issued is twenty million (20,000,000). The Common Stock and the Preferred Stock shall each have a par value of $0.0001 per share."

SECOND: Upon the filing of these Articles of Amendment to the Articles of Incorporation, each share of Common Stock of the Corporation issued and outstanding immediately prior to these Articles of Amendment, without further action, will be automatically split and converted into [STATE RATIO] ([1/XXX) of one (1) share of fully paid and nonassessable shares of Common Stock of the Corporation (the “Reverse Stock Split”).  No fractional shares shall be issued upon the Reverse Stock Split; rather, each fractional share resulting from the Reverse Stock Split shall be rounded up to the nearest whole number.  Each outstanding stock certificate of the Corporation, which prior to the filing of these Articles of Amendment represented one or more shares of Common Stock, shall immediately after such filing represent that number of shares of Common Stock equal to the product of (x) the number of shares of Common Stock represented on such certificates divided by (y) [NUMBER OF SHARES] ([XXX]) (such adjusted shares, the “Reclassified Shares”), with any resulting fractional shares rounded up to the nearest whole share as set forth above.  Any options, warrants or other purchase rights, any conversion rights under debt instruments of the Corporation, and any conversion rights under issued and outstanding Preferred Stock of the Corporation, which prior to the filing of these Articles of Amendment represented the right to acquire one or more shares of the Corporation’s Common Stock, shall immediately after such filing represent the right to acquire one-XXXX (1/XXX) of one (1) share of the Corporation’s Common Stock for each share of the Corporation’s Common Stock that such option, warrant or other purchase right previously represented the right to acquire.  The exercise price of such options, warrants and purchase rights shall be adjusted by multiplying the existing exercise price by XXXXXX (XXX).

1

The number of authorized shares of Preferred Stock of the Corporation and the par value of both the Common Stock and the Preferred Stock of the Corporation are not affected by these Articles of Amendment.

The Corporation shall, upon the request of each record holder of a certificate representing shares of Common Stock issued and outstanding immediately prior to the filing of these Articles of Amendment to the Articles of Incorporation, issue and deliver to such holder in exchange for such certificate a new certificate or certificates representing the Reclassified Shares.”

4.           The amendments specified above were adopted as of September __, 2012, by the Board of Directors of the Corporation at a meeting duly convened for such purpose, and in accordance with the requirements of the Act and the Bylaws of the Corporation.  The Board of Directors unanimously recommended approval of the amendment by the shareholders of the Corporation.

5.           The foregoing amendments to the Articles of Incorporation of the Corporation were authorized and approved pursuant to section 16-10a-1003 of the Act by a vote of the majority of the Corporation’s shareholders entitled to vote at an Annual Meeting of the shareholders of the Corporation as follows:

(a)           The number of issued and outstanding shares of Common Stock, voting as a class and entitled to vote on the foregoing amendment to the Articles of Incorporation was [NUMBER] of which [NUMBER] shares were represented in person or by proxy at the Annual Meeting, constituting a quorum of such issued and outstanding shares.

(b)           The number of shares of Common Stock voted at the Annual Meeting in person or by proxy in favor of the First Amendment listed above was [NUMBER].  A total of [NUMBER] shares of Common Stock voted against such Amendment, and [NUMBER] shares abstained.  The number of shares of Common Stock voted in favor of the First Amendment was sufficient to authorize the adoption  and the filing of these Articles of Amendment.

(c)           The number of shares of Common Stock voted at the Annual Meeting in person or by proxy in favor of the Second Amendment listed above was [NUMBER].  A total of [NUMBER] shares of Common Stock voted against such Amendment and [NUMBER] shares abstained.  The number of shares of Common Stock voted in favor of the Second Amendment was sufficient to authorize the adoption of the Amendment and the filing of these Articles of Amendment.

(d)           The number of issued and outstanding shares of Series D Preferred present at the meeting and entitled to vote on the foregoing amendments to the Articles of Incorporation was [NUMBER] of which [NUMBER] shares voted for, and [NUMBER] shares voted against the First Amendment referenced above, which was sufficient to approve the adoption and the filing of these Articles of Amendment.

2

(e)           The number of issued and outstanding shares of Series D Preferred present at the meeting and entitled to vote on the foregoing amendments to the Articles of Incorporation was [NUMBER] of which [NUMBER] shares voted for, and [NUMBER]shares voted against the Second Amendment referenced above, with [NUMBER] shares abstaining, which was sufficient to approve the adoption and the filing of these Articles of Amendment.

(f)  The number of issued and outstanding shares of Common Stock, on an as-converted basis, present at the Annual Meeting and entitled to vote on the foregoing amendment to the Articles of Incorporation was [NUMBER] of which [NUMBER] shares voted for, and [NUMBER]shares voted against the First Amendment referenced above, with [NUMBER] shares abstaining, which was sufficient to approve the adoption of such Amendment and the filing of these Articles of Amendment.  In addition, [NUMBER] shares voted for, and [NUMBER] shares voted against the Second Amendment referenced above, with [NUMBER] shares abstaining, which was sufficient to approve the adoption of such Amendment and the filing of these Articles of Amendment to the Articles of Incorporation.

(g)           No other class of stock was entitled to vote on the foregoing amendment.

Such votes cast were sufficient for approval of the two amendments.

IN WITNESS WHEREOF, this Amendment to the Articles of Incorporation of the Corporation is executed this __ day of March 2013.

SecureAlert, Inc.,
a Utah corporation

By
Gordon O. Jesperson, Corporate Secretary

3